BART AND ASSOCIATES, LLC

Attorneys at Law

_____________________________________________________________

December 5, 2017

GroGenesis, Inc.

101 S. Reid Street

Suite 307

Sioux Falls, SD 57103

Gentlemen:

We have acted as counsel to GroGenesis, Inc., a Nevada corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 12,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Registrant, which may be issued pursuant to the Registrant’s 2017 Equity Incentive Plan (the “Plan”).

In rendering this opinion, we have examined copies of the following documents (collectively, the “Applicable Documents”):

1.

the Registration Statement;

2.

the Plan;

3.

the Amended Articles of Incorporation of the Registrant;

4.

the Bylaws of the Registrant;

5.

the resolution of the Board of Directors of the Registrant relating to the approval of the Plan; and

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon the Applicable Documents and upon the statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have not independently verified the facts so relied on.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon the issuance thereof and payment therefor in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to the laws of any jurisdiction other than the federal securities laws of the United States and the Nevada Revised Statutes. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

Respectfully submitted,

/s/ Bart and Associates, LLC

Bart and Associates, LLC

8400 East Prentice Avenue, Suite 1500, Greenwood Village, CO 80111

Phone: (720)-226-7511     Facsimile: (720)-528-7765       E: kbart@kennethbartesq.com

www.kennethbartesq.com